Exhibit 10.2

LINE OF CREDIT NOTE

$6,000,000.00	Hauppauge, New York
As of November 8, 2012

FOR VALUE RECEIVED, ORBIT INTERNATIONAL CORP., a Delaware corporation, BEHLMAN ELECTRONICS, INC., a Delaware corporation, TULIP DEVELOPMENT LABORATORY, INC., a Pennsylvania corporation, and INTEGRATED CONSULTING SERVICES, INC., a Kentucky corporation, each having their principal place of business at 80 Cabot Court, Hauppauge, New York 11788 (collectively, the “Borrowers”), jointly and severally, promise to pay to the order of PEOPLE’S UNITED BANK(the “Bank”), on or before the Maturity Date, the principal sum of SIX MILLION and 00/100 DOLLARS ($6,000,000.00)or, if less, the unpaid principal amount of all Line of Credit Loans made by the Bank to the Borrowers under the Agreement referred to below.

Borrowers shall jointly and severally pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds.  Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate  specified in the Agreement during such extension.

Borrowers hereby authorize Bank to enter from time to time the amount of each Loan to Borrowers and the amount of each payment on a Loan on the books and records of the Bank.  Failure of Bank to record such information on such books and records shall not in any way effect the obligation of Borrowers to pay any amount due under this Note.

This Note is the Line of Credit Note referred to in that certain Credit Agreement between Borrowers and Bank of even date herewith (as amended, restated, supplemented or modified, from time to time, the “Agreement”), as such Agreement may be further amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement.  All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

If any action or proceeding be commenced to collect this Note or enforce any of its provisions, Borrowers further agree to jointly and severally pay all costs and expenses of such action or proceeding and reasonable attorneys’ fees and expenses and further expressly waives any and every right to interpose any counterclaim (except mandatory counterclaims) in any such action or proceeding.  Borrowers hereby submit to the jurisdiction of the Supreme Court of the State of New York and agree with Bank that personal jurisdiction over Borrowers shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same.  Borrowers hereby waive personal service by manual delivery and agree that service of process may be made by post-paid certified mail directed to the Borrowers at the Borrowers’ address set forth above or at such other address as may be designated in writing by the Borrowers to Bank in accordance with the terms of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served.  Borrowers hereby expressly waive any and every right to a trial by jury in any action on or related to this Note, the liabilities or the enforcement of either or all of the same.

Bank may transfer this Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter.  The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

This Note is subject to prepayment as provided in Section 2.09 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at 100 Motor Parkway, Hauppauge, New York 11788, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Agreement and no provision of this Note or the Credit shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Each Borrower and all endorsers and guarantors hereof waives presentment and demand for payment, notice of non-payment, protest, and notice of protest.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[the next page is the signature page]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at a place first above written.

Witness:	ORBIT INTERNATIONAL CORP.

/s/ Daniel McAuliffe	By:	/s/ David Goldman
	Name:	David Goldman
	Title:	Chief Financial Officer

BEHLMAN ELECTRONICS, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

TULIP DEVELOPMENT LABORATORY, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

INTEGRATED CONSULTING SERVICES, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

[signature page to Line of Credit Note]